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                      FINANCIAL GUARANTY INSURANCE COMPANY

                              Financial Statements

                           December 31, 1998 and 1997


                  (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 1998




         Report of Independent Auditors....................1
         Balance Sheets....................................2
         Statements of Income..............................3
         Statements of Stockholder's Equity................4
         Statements of Cash Flows..........................5
         Notes to Financial Statements.....................6

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]
                                 345 Park Avenue
                            New York, New York 10154



                          Independent Auditors' Report


The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.



                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------

January 22, 1999

FINANCIAL GUARANTY INSURANCE
COMPANY                                                           BALANCE SHEETS
================================================================================

($ in Thousands, except per share amounts)

                                                                   DECEMBER 31,      DECEMBER 31,
                                                                       1998              1997
                                                                   ------------      ------------
ASSETS

Fixed maturity securities available-for-sale
  (amortized cost of $2,519,490 in 1998 and $2,313,458 in 1997)     $2,663,024        $2,443,746
Short-term investments, at cost, which approximates market              30,395            76,039
Cash                                                                       318               802
Accrued investment income                                               40,038            38,927
Reinsurance recoverable                                                  8,115             8,220
Prepaid reinsurance premiums                                           148,366           154,208
Deferred policy acquisition costs                                       80,924            86,286
Property and equipment, net of accumulated depreciation
  ($6,981 in 1998 and $17,346 in 1997)                                   1,802             3,142
Prepaid expenses and other assets                                   $   11,047            21,002
                                                                    ----------        ----------

        Total assets                                                $2,984,029        $2,832,372
                                                                    ==========        ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                                   $  610,182        $  628,553
Loss and loss adjustment expenses                                       59,849            76,926
Ceded reinsurance balances payable                                       3,129             3,932
Accounts payable and accrued expenses                                   46,764            26,352
Current federal income taxes payable                                    69,542            19,335
Deferred federal income taxes                                          122,839           118,522
Payable for securities purchased                                             6             5,811
                                                                    ----------        ----------

        Total liabilities                                              912,311           879,431
                                                                    ----------        ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
  10,000 shares authorized, issued and outstanding                      15,000            15,000
Additional paid-in capital                                             383,511           383,511
Accumulated other comprehensive income                                  91,922            83,935
Retained earnings                                                    1,581,285         1,470,495
                                                                    ----------        ----------

        Total stockholder's equity                                   2,071,718         1,952,941
                                                                    ----------        ----------

        Total liabilities and stockholder's equity                  $2,984,029        $2,832,372
                                                                    ==========        ==========


                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                                     STATEMENTS OF INCOME
================================================================================

($ in Thousands)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                               1998          1997          1996
                                                             --------      --------      --------
REVENUES:

Gross premiums written                                       $112,425      $ 95,995       $97,027
Ceded premiums                                                (19,444)      (19,780)      (29,376)
                                                             --------      --------      --------

  Net premiums written                                         92,981        76,215        67,651
Decrease in net unearned premiums                              12,529        39,788        51,314
                                                             --------      --------      --------

  Net premiums earned                                         105,510       116,003       118,965
Net investment income                                         133,353       127,773       124,635
Net realized gains                                             29,360        16,700        15,022
                                                             --------      --------      --------

  Total revenues                                              268,223       260,476       258,622
                                                             --------      --------      --------

EXPENSES:

Loss and loss adjustment expenses                               3,178        12,539         2,389
Policy acquisition costs                                       13,870        12,936        16,327
Decrease (Increase) in deferred policy acquisition costs        5,362         5,659         2,923
Other underwriting expenses                                    18,539        14,691        12,508
                                                             --------      --------      --------

  Total expenses                                               40,949        45,825        34,147
                                                             --------      --------      --------

Income before provision for Federal income taxes              227,274       214,651       224,475
                                                             --------      --------      --------

Federal income tax expense:
  Current                                                      41,467        39,133        41,548
  Deferred                                                         17         1,715         5,318
                                                             --------      --------      --------

  Total Federal income tax expense                             41,484        40,848        46,866
                                                             --------      --------      --------

  Net income                                                 $185,790      $173,803      $177,609
                                                             ========      ========      ========


                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                       STATEMENTS OF STOCKHOLDER'S EQUITY
================================================================================

($ in Thousands)

                                                                      ADDITIONAL
                                                         COMMON        PAID-IN     ACCUMULATED OTHER    RETAINED
                                                          STOCK        CAPITAL   COMPREHENSIVE INCOME   EARNINGS         TOTAL
                                                         -------     ----------  --------------------  ----------     ----------
Balance, January 1, 1996                                 $15,000      $334,011         $62,286         $1,136,584     $1,547,881
Net income                                                  --            --              --              177,609        177,609
Other comprehensive income:
  Change in fixed maturity securities
    available for sale, net of tax of ($13,260)             --            --           (24,625)              --          (24,625)
  Change in foreign currency translation adjustment         --            --             1,070               --            1,070
                                                                                                                      ----------
Total comprehensive income                                  --            --              --                 --          154,054
                                                                                                                      ----------
Dividend paid                                               --            --              --              (17,500)       (17,500)
                                                         -------      --------         -------         ----------     ----------
Balance, December 31, 1996                                15,000       334,011          38,731          1,296,692      1,684,435
                                                         -------      --------         -------         ----------     ----------

Net Income                                                  --            --              --              173,803        173,803
Other comprehensive income:
  Change in fixed maturity securities
    available for sale, net of tax of ($24,516)             --            --            45,527               --           45,527
  Change in foreign currency translation adjustment         --            --              (323)              --             (323)
                                                                                                                      ----------
Total comprehensive income                                  --            --              --                 --          219,007
                                                                                                                      ----------
Capital contribution                                        --          49,500            --                 --           49,500
                                                         -------      --------         -------         ----------     ----------
Balance at December 31, 1997                              15,000       383,511          83,935          1,470,495      1,952,942
                                                         -------      --------         -------         ----------     ----------

Net Income                                                  --            --              --              185,790        185,790
Other comprehensive income:
  Change in fixed maturity securities
    available for sale, net of tax of $4,636                --            --             8,610               --            8,610
  Change in foreign currency translation adjustment         --            --              (623)              --             (623)
                                                                                                                      ----------
Total comprehensive income                                  --            --              --                 --          193,777
                                                                                                                      ----------
Dividend declared                                           --            --              --              (75,000)       (75,000)
                                                         -------      --------         -------         ----------     ----------
Balance at December 31, 1998                             $15,000      $383,511         $91,922         $1,581,285     $2,071,719
                                                         =======      ========         =======         ==========     ==========



                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                                 STATEMENTS OF CASH FLOWS
================================================================================

($ in Thousands)

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                    --------------------------------------
                                                                      1998          1997           1996
                                                                    --------      --------      ----------
OPERATING ACTIVITIES:

Net income                                                          $185,790      $173,803      $  177,609
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums                                        (18,371)      (53,263)        (45,719)
  Change in loss and loss adjustment expense reserves                (17,077)        4,310          (5,192)
  Depreciation of property and equipment                               1,399         2,013           2,472
  Change in reinsurance recoverable                                      105        (1,205)            657
  Change in prepaid reinsurance premiums                               5,842        13,475          (5,596)
  Change in foreign currency translation adjustment                     (958)         (497)          1,646
  Policy acquisition costs deferred                                  (13,870)      (12,936)        (16,327)
  Amortization of deferred policy acquisition costs                   19,232        18,595          19,250
  Change in accrued investment income, and prepaid
    expenses and other assets                                         12,847        (2,754)         (7,201)
  Change in other liabilities                                         15,606       (36,233)         30,117
  Change in deferred income taxes                                         17         1,715           5,318
  Amortization of fixed maturity securities                            4,149         2,698             792
  Change in current income taxes payable                              50,207       (32,681)            720
  Net realized gains on investments                                  (29,360)      (16,700)        (15,022)
                                                                    --------      --------      ----------

Net cash provided by operating activities                            215,558        60,340         143,524
                                                                    --------      --------      ----------

Investing Activities:

Sales and maturities of fixed maturity securities                    607,372       741,604         891,643
Purchases of fixed maturity securities                              (818,999)     (848,843)     (1,033,345)
Purchases, sales and maturities of short-term investments, net        45,644        (2,200)         17,193
Purchases of property and equipment, net                                 (59)         (459)           (854)
                                                                    --------      --------      ----------

Net cash used in investing activities                               (166,042)     (109,898)       (125,363)
                                                                    --------      --------      ----------

Financing Activities:

Capital Contributions                                                   --          49,500            --
Dividends paid                                                       (50,000)         --           (17,500)
                                                                    --------      --------      ----------

Net cash provided by financing activities                            (50,000)       49,500         (17,500)
                                                                    --------      --------      ----------

(Decrease) Increase in cash                                             (484)          (58)            661
Cash at beginning of year                                                802           860             199
                                                                    --------      --------      ----------

Cash at end of year                                                 $    318      $    802      $      860
                                                                    ========      ========      ==========


                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                            NOTES TO FINANCIAL STATEMENTS
================================================================================

(1)      BUSINESS

         Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1998 presentation. Significant accounting policies are as follows:

         INVESTMENTS

         The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

         Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

         PREMIUM REVENUE RECOGNITION

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         POLICY ACQUISITION COSTS

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

         LOSS AND LOSS ADJUSTMENT EXPENSES

         Provision for loss and loss adjustment expenses includes amounts equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $59.8 million and $76.9 million at December 31, 1998 and 1997, respectively. As of December 31, 1998 and 1997, such reserves included $39.6 million and $35.1 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1998 and 1997, case-basis loss and loss adjustment expense reserves were $20.2 million and $41.8 million, respectively. Loss and loss adjustment expenses include amounts discounted at an interest rate between 5.0% and 5.1% in 1998 and between 5.9% and 6.0% in 1997. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

         PROPERTY AND EQUIPMENT

         Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         FOREIGN CURRENCY TRANSLATION

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1998 and 1997 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1998 and 1997 was $1.4 million and $0.7 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

         NEW ACCOUNTING PRONOUNCEMENTS

         In June 1997, FASB Statement 130, "Reporting Comprehensive Income", was issued to establish standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. The Company implemented this Statement in 1998.

         In June 1998, FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued to establish comprehensive accounting and reporting standards effective as of the beginning of the first quarter of the fiscal year beginning after June 15, 1999 (thus for calendar year-end entities, this Standard is effective January 1, 2000). This Standard not only defines derivative instruments and hedging activities, but also requires that they be recorded on the statement of financial position at fair value, and depending upon if the instrument is a derivative or qualifies as a specific type of hedge, changes in fair value may be recorded either in the statement of earnings or other comprehensive income. Management is assessing the impact of this Standard on the Company and does not anticipate the impact to be significant.

 (3)     STATUTORY ACCOUNTING PRACTICES

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

              (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

              (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

              (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

              (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

              (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

              (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

              (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                          YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------------
                                                     1998                           1997                           1996
                                          -------------------------      -------------------------      -------------------------
                                             NET      STOCKHOLDER'S         NET      STOCKHOLDER'S         NET      STOCKHOLDER'S
                                           INCOME        EQUITY           INCOME        EQUITY           INCOME        EQUITY
                                          --------    -------------      --------    -------------      --------    -------------
GAAP basis amount                         $185,790     $2,071,718        $173,803     $1,952,941        $177,609     $1,684,434

Premium revenue recognition                (13,946)      (195,155)         (4,924)      (181,209)         (9,358)      (176,285)

Deferral of acquisition costs                5,362        (80,924)          5,659        (86,286)          2,923        (91,945)

Contingency reserve                           --         (627,257)           --         (540,677)           --         (460,973)

Contingency reserve tax deduction
  (see Note 2)                                --           74,059            --           95,185            --           85,176

Non-admitted assets                           --           (1,502)           --           (2,593)           --           (3,879)

Case basis loss reserves                     1,945             73           1,377         (1,872)         (3,197)        (3,249)

Portfolio loss reserves                      3,900         32,900           5,000         29,000            --           24,000

Deferral of income taxes                        17         72,521           1,715         72,260           5,317         70,719

Unrealized (gains) on fixed maturity
  securities held at fair value,
  net of tax                                  --          (93,297)           --          (84,687)           --          (39,160)

Recognition of profit commission             1,338         (6,050)         (1,203)        (7,388)           (441)        (6,185)

Unauthorized reinsurance                      --              (39)           --             --              --             --

Allocation of tax benefits due to
  Parent's net operating loss to the
  Company (see Note 5)                         253         11,169             313         10,916             313         10,603
                                          --------     ----------        --------     ----------        --------     ----------

Statutory-basis amount                    $184,659     $1,258,215        $181,740     $1,255,590        $173,166     $1,093,256
                                          ========     ==========        ========     ==========        ========     ==========


FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

4)       INVESTMENTS

         Investments in fixed maturity securities carried at fair value of $3.2 million and $3.1 million as of December 31, 1998 and 1997, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                  GROSS         GROSS
                                                               UNREALIZED    UNREALIZED
                                                  AMORTIZED      HOLDING       HOLDING         FAIR
                        1998                        COST          GAINS        LOSSES          VALUE
         -----------------------------------     ----------    ----------    ----------     ----------
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies             $   75,595    $    1,294      $     2      $   76,887
         Obligations of states and political
           subdivisions                           2,367,682       142,777        4,112       2,506,347
         Debt securities issued by foreign
           governments                               38,520         3,182         --            41,702
         Other                                       37,693           416           21          38,088
                                                 ----------    ----------      -------      ----------
         Investments available-for-sale           2,519,490       147,669        4,135       2,663,024
         Short-term investments                      30,395          --           --            30,395
                                                 ----------    ----------      -------      ----------
           Total                                 $2,549,885    $  147,669      $ 4,135      $2,693,419
                                                 ==========    ==========      =======      ==========


FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1998, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                AMORTIZED       FAIR
                                 1998                             COST          VALUE
               ----------------------------------------        ----------    ----------
               Due in one year or less                         $   32,677    $   32,693
               Due after one year through five years              110,268       113,985
               Due after five years through ten years             711,111       752,903
               Due after ten years through twenty years         1,537,253     1,635,363
               Due after twenty years                             158,576       158,475
                                                               ----------    ----------

               Total                                           $2,549,885    $2,693,419
                                                               ==========    ==========


                                                                 GROSS         GROSS
                                                               UNREALIZED    UNREALIZED
                                                  AMORTIZED      HOLDING       HOLDING         FAIR
                        1997                        COST          GAINS        LOSSES          VALUE
         -----------------------------------     ----------    ----------    ----------    ----------
         U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies             $   11,539     $    185       $ --        $   11,724

         Obligations of states and political
           subdivisions                           2,272,225      130,183          655       2,401,753

         Debt securities issued by foreign
           governments                               29,694          603           28          30,269
                                                 ----------    ---------       ------      ----------

         Investments available-for-sale           2,313,458      130,971          683       2,443,746

         Short-term investments                      76,039         --           --            76,039
                                                 ----------    ---------       ------      ----------

         Total                                   $2,389,497     $130,971       $  683      $2,519,785
                                                 ==========     ========       ======      ==========

In 1998, 1997 and 1996, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $607.3 million, $741.6 million, and $891.6 million, respectively. For 1998, 1997 and 1996 gross gains of $29.6 million, $19.1 million and $19.8 million respectively, and gross losses of $0.2 million, $2.4 million and $4.8 million respectively, were realized on such sales.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

Net investment income of the Company is derived from the following sources (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                   --------------------------------
                                                     1998        1997       1996
                                                   --------    --------    --------
         Income from fixed maturity securities     $129,942    $122,372    $119,290
         Income from short-term investments           4,421       6,366       6,423
                                                   --------    ----------  --------

         Total investment income                    134,363     128,738     125,713
         Investment expenses                          1,010         965       1,078
                                                   --------    --------    --------

         Net investment income                     $133,353    $127,773    $124,635
                                                   ========    ========    ========

         As of December 31, 1998, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)      INCOME TAXES

         The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (18.3 percent in 1998, 19.0 percent in 1997 and 20.8 percent in 1996) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

         Federal income tax expense relating to operations of the Company for 1998, 1997 and 1996 is comprised of the following (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                    -------------------------------
                                                      1998        1997        1996
                                                    -------     -------     -------
         Current tax expense                        $41,467     $39,133     $41,548
         Deferred tax expense                            17       1,715       5,318
                                                    -------     -------     -------
         Federal income tax expense                 $41,484     $40,848     $46,866
                                                    =======     =======     =======

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

         The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):
                                                        YEAR ENDED DECEMBER 31,
                                                   --------------------------------
                                                     1998        1997        1996
                                                   --------    --------    --------
         Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate     $ 79,546    $ 75,128    $ 78,566

         Tax effect of:
           Tax-exempt interest                      (35,660)    (34,508)    (32,609)
           Original issue discount                   (2,511)       --          --
           Other, net                                  (109)        228         909
                                                   --------    --------    --------

         Provision for income taxes                $ 41,484    $ 40,848    $ 46,866
                                                   ========    ========    ========


         The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31,
         1998 and 1997 are presented below (in thousands):
                                                                 1998        1997
                                                               --------    --------
         Deferred tax assets:
           Loss reserves                                       $ 12,364    $ 10,999
           Deferred compensation                                  2,230       2,242
           Tax over book capital gains                            3,464       2,996
           Other                                                  3,579       2,260
                                                               --------    --------

         Total gross deferred tax assets                         21,637      18,497
                                                               --------    --------

         Deferred tax liabilities:
           Unrealized gains on fixed maturity
             securities, available-for-sale                      50,237      45,601
           Deferred acquisition costs                            28,323      30,200
           Premium revenue recognition                           44,935      40,103
           Rate differential on tax and loss bonds                9,454       9,454
           Other                                                 11,527      11,661
                                                               --------    --------

         Total gross deferred tax liabilities                   144,476     137,019
                                                               --------    --------

         Net deferred tax liability                            $122,839    $118,522
                                                               ========    ========


         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1998 and 1997. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

         Total federal income tax payments during 1998, 1997 and 1996 were $(8.7) million, $71.8 million, and $33.9 million, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

(6)      REINSURANCE

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $37.0 million that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $25.3 million, $33.3 million and $23.7 million for the years ended December 31, 1998, 1997 and 1996, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.9 million, $0.2 million and $(0.8) million for the years ended December 31, 1998, 1997 and 1996, respectively.

(7)      LOSS AND LOSS ADJUSTMENT EXPENSES

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                        YEAR ENDED DECEMBER 31,
                                                   -------------------------------
                                                     1998        1997        1996
                                                   -------     -------     -------
         Balance at January 1,                     $76,926     $72,616     $77,808
           Less reinsurance recoverable             (8,220)     (7,015)     (7,672)
                                                   -------     -------     -------
         Net balance at January 1,                  68,706      65,601      70,136

         Incurred related to:
         Current year                                  568       1,047        --
         Prior years                                (1,290)      6,492       2,389
         Portfolio reserves                          3,900       5,000        --
                                                   -------     -------     -------

           Total Incurred                            3,178      12,539       2,389
                                                   -------     -------     -------

         Paid related to:
         Current year                                 --         1,047)       --
         Prior years                               (20,150)     (8,387)     (6,924)
                                                   -------     -------     -------

           Total Paid                              (20,150)     (9,434)     (6,924)
                                                   -------     -------     -------

         Net balance at December 31,                51,734      68,706      65,601
           Plus reinsurance recoverable              8,115       8,220       7,015
                                                   -------     -------     -------
         Balance at December 31,                   $59,849     $76,926     $72,616
                                                   =======     =======     =======

         The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

(8)      RELATED PARTY TRANSACTIONS

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $4.9 million and $8.1 million in expenses were incurred in 1998, 1997 and 1996, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.5 million in 1998, $0.5 million in 1997, and $0.6 million in 1996. As of December 31, 1998, par outstanding on these deals before reinsurance was $109.4 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1998, 1997 and 1996.

(9)      COMPENSATION PLANS

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.2 million, $5.0 million and $4.5 million in 1998, 1997 and 1996, respectively, before deduction for related tax benefits.

(10)     DIVIDENDS

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1998 and 1997, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1998 and 1997, the amount of the Company's surplus available for dividends was approximately $50.8 million and $124.6 million, respectively.

         During 1998, 1997 and 1996, the Company paid dividends of $75.0, $0.0 million and $17.5 million, respectively.

(11)     CAPITAL CONTRIBUTION

         During 1997, the Parent made a capital contribution of $49.5 million to the Company.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

(12)     FINANCIAL INSTRUMENTS

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         FIXED MATURITY SECURITIES: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         SHORT-TERM INVESTMENTS: Short-term investments are carried at cost, which approximates fair value.

         CASH, RECEIVABLE FOR SECURITIES SOLD, AND PAYABLE FOR SECURITIES
         PURCHASED: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 1998 and 1997 are as follows (in thousands):

                                                         1998                       1997
                                               -----------------------    -----------------------
                                                CARRYING       FAIR        CARRYING       FAIR
                                                 AMOUNT        VALUE        AMOUNT        VALUE
                                               ----------   ----------    ----------   ----------
         Financial Assets

           Cash
             On hand and in demand accounts    $      318   $      318    $      802   $      802
           Short-term investments                  30,395       30,395    $   76,039   $   76,039
           Fixed maturity securities           $2,663,024   $2,663,024    $2,443,746   $2,443,746



         FINANCIAL GUARANTIES: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998 and between $355.7 million and $382.6 million compared to a carrying value of $456.8 million as of December 31, 1997.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

         CONCENTRATIONS OF CREDIT RISK

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 1998, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $131.2 billion, net of reinsurance of $35.4 billion. The Company's insured portfolio as of December 31, 1998 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 1998, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):


                                                    NET
                                                 PRINCIPAL
                                                OUTSTANDING
                                                -----------
         Municipal:
           General obligation                   $  69,684.2
           Special revenue                         42,453.6
           Industrial revenue                         465.3
           Non-municipal                           18,598.5
                                                -----------
             Total                              $ 131,201.6
                                                ===========


         The Company's gross and net exposure outstanding was $295,860.8 million and $229,750.6 million, respectively, as of December 31, 1998.

         As of December 31, 1998, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                   CEDED
                                                 PRINCIPAL
                                                OUTSTANDING
                                                -----------
         Reinsurer:
           Capital Re                           $  14,615.1
           Enhance Re                               9,539.1
           Other                                   11,220.1
                                                -----------
             Total                              $  35,374.3
                                                ===========

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1998 by state, net of reinsurance, was as follows (in millions):

                                                    NET
                                                 PRINCIPAL
                                                OUTSTANDING
                                                -----------
         California                             $ 14,945.0
         Pennsylvania                             12,140.1
         Florida                                  11,577.8
         New York                                 11,397.1
         Illinois                                  8,189.6
         Texas                                     6,689.5
         Michigan                                  5,406.8
         New Jersey                                4,773.0
         Arizona                                   3,678.7
         Ohio                                      3,470.2
                                                ----------

           Sub-total                              82,267.8
         Other states                             48,662.4
         International                               271.4
                                                ----------

             Total                              $131,201.6
                                                ==========


(13)     COMMITMENTS

         Total rent expense was $2.6 million, $2.4 million and $2.8 million in 1998, 1997 and 1996, respectively. For each of the next five years and in the aggregate as of December 31, 1998, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):


         YEAR                                       AMOUNT
         ------------------------------------       ------
         1999                                       $2,909
         2000                                        2,909
         2001                                        2,911
         2002
         2003                                         --
                                                    ------
         Total minimum future rental payments       $8,729
                                                    ======


(14)     YEAR 2000 READINESS DISCLOSURE (UNAUDITED)

         The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world. FGIC recognizes the seriousness of the Year 2000 issue and has developed an action plan to mitigate Year 2000 issues in their information systems, products, facilities and suppliers. The action plan has been reviewed by senior management at the Company and GE Capital Services internal audit staff. Our progress is closely monitored by GE Capital's Year 2000 Program Management Office.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

         The action plan is divided into four phases: (1) define/measure - identify and inventory possible sources of Year 2000 issues; (2) analyze - determine the nature and extent of Year 2000 issues and develop project plans to address those issues; (3) improve - execute project plans and perform a majority of the testing; and (4) control - complete testing, continue monitoring readiness and complete necessary contingency plans.

         The action plan includes solutions which are appropriate to the specific situations. Some systems have been upgraded to new systems (or to new releases of existing systems) which are Year 2000 ready. Remediation of FGIC's applications is complete. Year 2000 system testing is currently in progress; we expect to be completed mid-1999. The cost of addressing such matters will not have a material impact on the business, operations, or financial condition of the Company.

         Business operations are also dependent on the Year 2000 readiness of infrastructure suppliers in areas such as utilities, communications, transportation and other services. The likelihood and effects of failures in infrastructure systems and in the supply chain cannot be estimated. However, with respect to operations under its direct control, management does not expect, in view of its Year 2000 action plan, that occurrences of Year 2000 failures will have a material adverse effect on the financial position, results of operations or liquidity.

         We are in the process of updating our Business Contingency and Disaster Recovery Plans, as appropriate. We expect these plans to be completed and tested by mid-1999.


(15)     COMPREHENSIVE INCOME

         In 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Comprehensive Income". This statement was implemented retroactively by the Company in 1998. the statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

         The following are components of other comprehensive income (in thousands) for the years ended December 31, 1998, 1997 and 1996:


                                                                    1998
                                                     -----------------------------------
                                                     Before Tax       Tax     Net of Tax
                                                       Amount       Expense     Amount
                                                     ----------    --------   ----------
         Unrealized gains on investments:
           Unrealized holding losses arising
             during the period                        $ 42,606     $(14,912)   $ 27,694
           Less: reclassification adjustment for
             gains realized in net income              (29,360)      10,276     (19,084)
                                                      --------     --------    --------
         Other comprehensive income                   $ 13,246     $ (4,636)   $  8,610
                                                      ========     ========    ========


                                      -20-





FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)

================================================================================

                                                                    1997
                                                     -----------------------------------
                                                     Before Tax       Tax     Net of Tax
                                                       Amount       Expense     Amount
                                                     ----------    --------   ----------
       Unrealized gains on investments:
       Unrealized holding losses arising
         during the period                            $ 86,742     $(30,360)   $ 56,382
       Less: reclassification adjustment for
         gains realized in net income                  (16,700)       5,845     (10,855)
                                                      --------     --------    --------
       Other comprehensive income                     $ 70,042     $(24,515)   $ 45,527
                                                      ========     ========    ========


                                                                    1996
                                                     -----------------------------------
                                                     Before Tax       Tax     Net of Tax
                                                       Amount       Expense     Amount
                                                     ----------    --------   ----------
       Unrealized gains on investments:
       Unrealized holding losses arising
         during the period                            $(22,863)    $  8,002    $(14,861)
       Less: reclassification adjustment for
         gains realized in net income                  (15,022)       5,258      (9,764)
                                                      --------     --------    --------
       Other comprehensive income                     $(37,885)    $ 13,260    $(24,625)
                                                      ========     ========    ========


                                      -21-